EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-8 of our report dated March 11, 2004, appearing in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Costa Mesa, California
November 3, 2004